GOLDMAN, KURLAND AND MOHIDIN, LLP
                          16133 Ventura Boulevard # 880
                                Encino, CA 91436
                              Phone: (818) 784-9000



May 5, 2015


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549



Ladies and Gentlemen:


     We have read the statements by Medina International Holdings, Inc. included under Item 4.01 of its Current Report on Form 8-K dated as of the date hereof and we agree with such statements as they relate to our firm.


              Very truly yours,
          /s/Goldman, Kurland and Mohidin, LLP
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         Goldman, Kurland and Mohidin, LLP